UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	34-0-26512	98-014-1974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Renaissance House 8-20 East Broadway, Pembroke Bermuda	HM 19
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (441) 295-4513

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

On August 15, 2007, the Board of Directors (the ‘‘Board’’) of RenaissanceRe Holdings Ltd. (the ‘‘Company’’), acting upon the recommendation of the Compensation and Corporate Governance Committee of the Board (the ‘‘Compensation Committee’’), terminated the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan (the ‘‘Premium Option Plan’’), effective immediately. As a result of the termination, no future option grants will be made under the Premium Option Plan. Notwithstanding the termination, options currently outstanding under the Premium Option Plan, unless otherwise subsequently amended pursuant to the terms of the Premium Option Plan, will remain outstanding and unmodified until they expire, subject to the terms of the Premium Option Plan and any applicable award agreement. As of August 15, 2007, a total of 3,774,000 options were outstanding under the Premium Option Plan with a weighted average exercise price of $82.34 per share.

Under the Premium Option Plan, 6,000,000 common shares were reserved for issuance to key employees of the Company upon the exercise of options granted under the Premium Option Plan. Accordingly, upon the termination of the Premium Option Plan, 2,226,000 common shares that were previously authorized but unissued will no longer be authorized for issuance thereunder. The Premium Option Plan provided for, among other things, mandatory premium pricing such that options could generally only be issued thereunder with a strike price at a minimum of 150% of the fair market value on the date of grant, minimum 4-year cliff vesting, and no discretionary repricing. The Premium Option Plan included a dividend protection feature that reduced the strike price for extraordinary dividends and a change in control feature that reduced the strike price based on a pre-established formula in the event of a change in control. Grantees under the Premium Option Plan were required to satisfy performance criteria as determined by the Compensation Committee.

The Company did not grant any options under the Premium Option Plan in 2006 or in 2007. In deciding to recommend the termination of the Premium Option Plan, the Compensation Committee determined that the Premium Option Plan no longer provides an effective incentive to participants within the Company’s current compensation philosophy. The Compensation Committee also considered the view of the Company’s management that it did not intend to recommend any future grants under the Premium Option Plan, and the advice of the external executive compensation consulting firm Mercer Human Resources Consulting, which recommended terminating the Premium Option Plan, given, among other things, the fact that the Company can award premium priced options under the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan, should it become appropriate in the future.

The Premium Option Plan was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K, dated September 2, 2004, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.
Date: August 17, 2007	By:	/s/ Stephen H. Weinstein
Name: Stephen H. Weinstein Title: SVP, General Counsel, & Corporate Secretary